UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	95-2043126
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia 22102
(Address, including zip code of Principal Executive Offices)

2011 OMNIBUS INCENTIVE PLAN
(Full Title of the Plan)

William L. Deckelman, Jr.
Executive Vice President, General Counsel & Secretary
1775 Tysons Boulevard
Tysons, Virginia 22102
Telephone: (703) 245-9675
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☒ Accelerated Filer ☐ Non-accelerated Filer ☐ Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00	7,250,000	$54.8638	$397,762,550	$46,101
(1)  Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h), and equal to the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 27, 2016.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8, filed by Computer Sciences Corporation, a Nevada corporation (the “Registrant”), registers an additional 7,250,000 shares of its Common Stock, par value $1.00 per share, authorized and reserved for issuance under the Registrant’s 2011 Omnibus Incentive Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statements No. 333-193830 (filed February 7, 2014) and No. 333-181734 (filed May 29, 2012).

Part II

Information Required in the Registration Statement

Item 8.	Exhibits.

5.1	Opinion of William L. Deckelman, Jr.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of William L. Deckelman, Jr. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	2011 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement, dated June 24, 2016, for the Annual Meeting of Stockholders held on August 10, 2016)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons in the State of Virginia, on this 31st day of October, 2016.

COMPUTER SCIENCES CORPORATION

  By /s/ J. Michael Lawrie
        J. Michael Lawrie
        President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints  Paul N. Saleh and William L. Deckelman, Jr., and each of them, as his or her attorney-in-fact to sign his name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ J. Michael Lawrie J. Michael Lawrie	Chairman of the Board of Directors, President & Chief Executive Officer (Principal Executive Officer)	October 31, 2016
/s/ Paul N. Saleh Paul N. Saleh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 31, 2016
/s/ Neil A. Manna Neil A. Manna	Vice President and Controller (Principal Accounting Officer)	October 31, 2016

/s/ Mukesh Aghi Mukesh Aghi	Director	October 31, 2016
/s/ Herman E. Bulls Herman E. Bulls	Director	October 31, 2016
/s/ Bruce Churchill Bruce Churchill	Director	October 31, 2016
/s/ Sachin Lawande Sachin Lawande	Director	October 31, 2016
/s/ Brian Patrick MacDonald Brian Patrick MacDonald	Director	October 31, 2016
/s/ Peter Rutland Peter Rutland	Director	October 31, 2016
/s/ Robert F. Wood Robert F. Wood	Director	October 31, 2016
/s/ Lizabeth H. Zlatkus Lizabeth H. Zlatkus	Director	October 31, 2016

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of William L. Deckelman, Jr.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of William L. Deckelman, Jr. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	2011 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement, dated June 24, 2016, for the Annual Meeting of Stockholders held on August 10, 2016)